UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2007
Anchor BanCorp Wisconsin Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	000-20006	39-1726871

(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer of incorporation)

25 West Main Street, Madison, Wisconsin	53703

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(608) 252-8700

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a) Not applicable.
(b) On May 11, 2007, Michael W. Helser, Executive Vice President, Treasurer and Chief Financial Officer of Anchor BanCorp Wisconsin Inc. (the “Company”) and its wholly-owned subsidiary AnchorBank, fsb (the “Bank”), announced that he would retire as of June 30, 2007.
(c) On May 11, 2007, the Company announced that the Board of Directors elected Dale Ringgenberg to succeed Mr. Helser as Executive Vice President, Treasurer and Chief Financial Officer of the Company and the Bank as of July 1, 2007.
     Mr. Riggenberg, age 58, has served as 1st Vice President and Controller of the Company and the Bank since October 2003. Mr. Riggenberg joined the Bank in 1976 as a staff accountant, and was promoted to Accounting Manger in January 1978, to Associate Vice President-Accounting Manager in January 1985, to Vice President — Accounting Manager in May 1989 and to Vice Presdient — Controller in January 1991.
     A copy of the press release, dated May 11, 2007, announcing Mr. Helser’s retirement and Mr. Riggenberg’s appointment is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.
(d) Not applicable.
(e) Not applicable.
(f) Not applicable.
Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) The following exhibits are included with this Report:

Exhibit No.	Description
99	Press Release, dated May 11, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANCHOR BANCORP WISCONSIN INC.
By:	/s/ Michael W. Helser
	Name:	Michael W. Helser
	Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: May 11, 2007

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